Exhibit 10.18

September 29, 2011

Royal Bank of Canada, as Administrative Agent

200 Bay Street

Royal Bank Plaza

12th Floor, South Tower

Toronto, Ontario M5J 2W7

Attention:	Manager, Agency
Agency Service Group

Re:	Extension of Revolving Credit Facilities

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of October 2, 2006, as amended pursuant to a First Amendment dated as of February 15, 2007 and as further amended pursuant to a Second Amendment dated as of September 24, 2009 (such agreement, as amended to the date hereof, the “Credit Agreement”) between Open Text Corporation and certain of its Subsidiaries, as Revolving Credit Borrowers, the Domestic Guarantors party thereto, Royal Bank of Canada, as Administrative Agent and a Revolving Credit Lender and certain other financial institutions party thereto as Lender. Capitalized terms used, and not otherwise defined, shall have the respective meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 18.01(2)(iii) of the Credit Agreement, only written acceptances, amendments, waivers or consents signed by all affected Lenders shall postpone any date fixed for any payment of principal of, or interest on, any Accommodation Outstanding or any Fees. The Revolving Credit Borrowers hereby request that, in accordance with Section 18.01(2)(iii), each of the Revolving Credit Lenders consents, solely with respect to its own Revolving Credit Commitment, to extend the “Relevant Repayment Date” to December 1, 2011. By its signature below and subject to the terms and conditions of the letter agreement, each Revolving Credit Lender agrees, solely with respect to its own Revolving Credit Commitment and not the Revolving Credit Commitment of any other Revolving Credit Lender, to amend the definition of “Relevant Repayment Date” to delete the phrase “in respect of Accommodations Outstanding under the Revolving Credit Facility, the fifth anniversary of the Closing Date” in clause (i) thereof and replace it with the phrase “in respect of Accommodations Outstanding under the Revolving Credit Facility, December 1, 2011”. For the avoidance of doubt, in the event that a Revolving Credit Lender does not execute or otherwise consent to the amendment contemplated by this letter agreement, the “Relevant Repayment Date” in respect of such Revolving Credit Lender’s Revolving Credit Commitment shall continue to be the fifth anniversary of the Closing Date.

On and after the effectiveness of this letter agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended pursuant to this letter agreement.

The Credit Agreement and each of the other Credit Documents, as specifically amended pursuant to this letter agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

Each of the Loan Parties under the Credit Agreement hereby consents to this letter agreement and hereby confirms and agrees that (a) notwithstanding the effectiveness of this letter agreement, the Credit Agreement and Credit Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this letter agreement, each reference in the Credit Agreement and the Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended pursuant to this letter agreement, and (b) the Security Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Guaranteed Obligations (in each case, as defined therein).

This letter agreement shall become effective as of the date first above written when, and only when, counterparts of this letter agreement have been executed by the Loan Parties, the Administrative Agent and the Revolving Credit Lenders consenting to the amendment contemplated by this letter agreement in respect of their own Revolving Credit Commitment.

This letter agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart hereof via facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. Any provision of this letter agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns in accordance with the Credit Agreement. This letter agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. This letter agreement shall constitute a Credit Document for all purposes.

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Acknowledged and agreed as of this 29 day of September, 2011.

ROYAL BANK OF CANADA, as Administrative Agent

By:
Name:
Title:

Acknowledged and agreed as of this 29 day of September, 2011.

ROYAL BANK OF CANADA, as a Revolving Credit Lender, the Documentary Credit Lender and the Swing Line Lender

By:
Name:
Title:

Yours very truly,

OPEN TEXT CORPORATION, for and on behalf of itself and the other Loan Parties

By:
	Name:	Paul McFeeters
	Title:	Chief Financial Officer

By:
	Name:	Gordon Davies
	Title:	Chief Legal Officer & Corporate Secretary